Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 18, 2014 in the Amendment No. 1 to the Registration Statement (Form S-4 No. 333-193697) and related Prospectus of McGraw-Hill Global Education Holdings, LLC and McGraw-Hill Global Education Finance, Inc. for the registration of $800,000,000 9.75% First-Priority Senior Secured Notes due 2021.

/s/ Ernst & Young LLP

New York, New York

April 18, 2014